Exhibit 3.1
CERTIFICATE OF VALIDATION

OF
CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF
ESPERION THERAPEUTICS, INC.

Esperion Therapeutics, Inc., a Delaware corporation (the “Corporation”), does hereby certify that:

First: The defective corporate acts that are the subject of this Certificate of Validation are the amendment effected by, and the filing of, the Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) filed by the Corporation with the Office of the Secretary of State of the State of Delaware (the “State Office”) on May 26, 2022 (the “Defective Corporate Acts”).

Second:     The nature of the failures of authorization in respect of the Defective Corporate Acts is that the amendment effected by, and the filing and effectiveness of, the Certificate of Amendment may not have been authorized and effected in manner consistent with the disclosures set forth in the Proxy Statement for the Corporation’s 2022 Annual Meeting of Stockholders and may be void or voidable.

Third:     The Defective Corporate Acts were ratified in accordance with Section 204 of the DGCL. The Board of Directors of the Corporation approved the ratification of the Defective Corporate Acts on August 2, 2022, pursuant to duly adopted resolutions. The stockholders of the Corporation approved the ratification of the Defective Corporate Acts on September 20, 2022, pursuant to a vote of stockholders at a special meeting of stockholders held on the same date.

Fourth:    The Certificate of Amendment, titled “Certificate of Amendment to Amended and Restated Certificate of Incorporation of Esperion Therapeutics, Inc.”, was previously filed with the State Office under Section 103 of the DGCL on May 26, 2022 in respect of the Defective Corporate Acts. No changes to the Certificate of Amendment are required to give effect to the Defective Corporate Acts in accordance with Section 204 of the DGCL.

Fifth:         A copy of the Certificate of Amendment previously filed is attached as Exhibit A to this Certificate of Validation and incorporated herein by reference.

[Signature Page Follows]

In witness whereof, the undersigned has caused this Certificate of Validation to be signed by its duly authorized officer on the date set forth below.

ESPERION THERAPEUTICS, INC.

By: /s/ Sheldon L. Koenig
Sheldon L. Koenig
President and Chief Executive Officer

Date: September 20, 2022

EXHIBIT A

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ESPERION THERAPEUTICS, INC.

(Pursuant to Section 242 of the Delaware General Corporation Law)

Esperion Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the Delaware General Corporation Law (the “DGCL”), does hereby certify as follows:

A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the DGCL setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the DGCL. The resolution setting forth the amendment is as follows:

RESOLVED: That the first paragraph of Article FIVE of the Amended and Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“The total number of shares of capital stock which the Corporation shall have authority to issue is two hundred forty-five million (245,000,000), of which (i) two hundred forty million (240,000,000) shares shall be a class designated as common stock, par value $0.001 per share (the “Common Stock”), and (ii) five million (5,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.001 per share (the “Undesignated Preferred Stock”).

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by its duly authorized officer this 26th day of May, 2022.

ESPERION THERAPEUTICS, INC.

By: /s/ Sheldon L. Koenig
Name: Sheldon L. Koenig
Title: President and Chief Executive Officer